Emma Jo Kauffman

Andrea Ewin Turner

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DOLLAR GENERAL BOARD OF DIRECTORS ELECTS DAVID A. PERDUE CHAIRMAN; DECLARES DIVIDEND

GOODLETTSVILLE, Tenn. (June 2, 2003) – Dollar General Corporation (NYSE: DG) today announced that its board of directors elected David A. Perdue chairman of the board, as previously anticipated.  Mr. Perdue joined the Company on April 2, 2003 as chief executive officer and a member of the board of directors.

In addition, the board declared a dividend of $0.035 per share, payable July 17, 2003, to common shareholders of record on July 3, 2003.

Dollar General is a Fortune 500® discount retailer with 6,329 neighborhood stores in 27 states as of May 2, 2003.  Dollar General stores offer convenience and value to customers, by providing consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.  The typical Dollar General store has 6,700 square feet of selling space and is located within five miles of its target customers.

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